Exhibit 99

138 Putnam Street PO Box 738 Marietta OH 45750-0738 www.peoplesbancorp.com	48 North South Street Wilmington, Ohio 45177 www.nbtdirect.com

FOR IMMEDIATE RELEASE

August 4, 2014

Contacts:	Chuck W. Sulerzyski	John J. Limbert
	President and CEO	President and CEO
	Peoples Bancorp Inc.	NB&T Financial Group, Inc.
	(740) 374-6163	(937) 283-3001

PEOPLES BANCORP TO EXPAND PRESENCE IN OHIO WITH

THE ACQUISITION OF NB&T FINANCIAL GROUP, INC.

MARIETTA, Ohio, and Wilmington, Ohio - Peoples Bancorp Inc. (“Company”) (NASDAQ: PEBO), parent company of Peoples Bank, National Association (collectively with the Company, “Peoples”), and NB&T Financial Group, Inc. (“NBTF”) (NASDAQ: NBTF), the parent company of Wilmington, Ohio-based The National Bank and Trust Company (NB&T), jointly announced today the signing of a definitive merger agreement under which Peoples will acquire NBTF through a stock and cash merger.

Founded in 1859, NB&T operates 22 branches in southwest Ohio. As of June 30, 2014, NB&T had approximately $652 million in total assets, which included approximately $387 million in net loans, and approximately $561 million in total deposits. NB&T also had $263 million in trust assets under management.

“We are thrilled about the opportunity to dramatically expand our presence in Ohio by adding NB&T’s valuable southwest Ohio franchise. The southwest Ohio market is very attractive to us and is a market that our management team knows well,” said Chuck Sulerzyski, President and CEO of Peoples. “We believe that the commonalities between our two institutions, including NB&T’s solid balance sheet and similar culture, will help create one of the strongest independent community banks headquartered in Ohio.”

John Limbert, President and CEO of NBTF, added by saying, “We believe we found the perfect partner in Peoples. They have a proven track record of profitable growth and the ability to execute acquisitions. We are confident that this merger will serve our shareholders, customers, employees, and communities well.” Upon completion of the merger, two NBTF directors will join Peoples’ Board of Directors. Also upon completion of the merger, Mr. Limbert will be retiring.

Additionally, Peoples is announcing the hiring of banking veteran Ed Reilly to lead the acquired branches as Executive Vice President and Regional President for the market. He brings over 30 years of banking experience to the position, including serving as District President for Key Bank in the Southwest Ohio market from 2007 to 2012. Ed has extensive experience in the communities served by NB&T, and a demonstrated ability to lead a team offering diverse financial services.

Under the terms of the agreement, shareholders of NBTF will receive 0.9319 shares of Peoples common stock and $7.75 in cash for each share of NBTF common stock. Based upon the volume weighted average closing price of Peoples’ common stock for the twenty trading days ending August 1, 2014, the transaction is valued at $31.00 per share or approximately $109 million in aggregate, including payment in cash for outstanding options. The transaction is projected to be immediately accretive to Peoples’ earnings per share, with a tangible book value dilution payback period of approximately 5 years.

Peoples expects this transaction to be completed late in the fourth quarter of 2014 or the first quarter of 2015, subject to the satisfaction of customary closing conditions, including regulatory approvals and the approval of the shareholders of Peoples and NBTF. At that time, NBTF’s offices will become branches of Peoples.

Peoples was advised by Raymond James & Associates, Inc. and the law firm of Dinsmore & Shohl LLP. NBTF was advised by Keefe, Bruyette & Woods, Inc. and the law firm Vorys, Sater, Seymour and Pease LLP.

Important Information for Investors and Shareholders:

This news release does not constitute an offer to sell or the solicitation of an offer to buy securities of the Company. The Company will file a registration statement on Form S-4 and other documents regarding the proposed transaction referenced in this news release with the Securities and Exchange Commission (“SEC”) to register the shares of the Company’s common stock to be issued to the shareholders of NBTF. The registration statement will include a joint proxy statement/prospectus, which will be sent to the shareholders of both NBTF and the Company in advance of their respective special meetings of shareholders to be held to consider the proposed merger. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE PROXY STATEMENT/PROSPECTUS AND ANY OTHER RELEVANT DOCUMENTS TO BE FILED WITH THE SEC IN CONNECTION WITH THE PROPOSED TRANSACTION BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY, NBTF AND THE PROPOSED TRANSACTION. Investors and security holders may obtain a free copy of these documents (when available) through the website maintained by the SEC at www.sec.gov. These documents may also be obtained, without charge, by directing a request to Peoples Bancorp Inc., 138 Putnam Street, P.O. Box 738, Marietta, Ohio 45750, Attn.: Investor Relations.

Peoples and NBTF and certain of their directors and executive officers may be deemed to be participants in the solicitation of proxies from the shareholders of NBTF in connection with the proposed merger. Information about the directors and executive officers of Peoples is set forth in the proxy statement for Peoples’ 2014 annual meeting of shareholders, as filed with the SEC on Schedule 14A on March 14, 2014. Information about the directors and executive officers of NBTF is set forth in the proxy statement for NBTF’s 2014 annual meeting of shareholders, as filed with the SEC on a Schedule 14A on

March 19, 2014. Additional information regarding the interests of those participants and other persons who may be deemed participants in the transaction may be obtained by reading the Proxy Statement/Prospectus regarding the proposed merger when it becomes available. Free copies of this document may be obtained as described in the preceding paragraph.

About Peoples Bancorp Inc.:

Peoples Bancorp Inc. is a diversified financial services holding company with $2.2 billion in total assets, 50 sales offices and 50 ATMs in Ohio, West Virginia and Kentucky. Peoples makes available a complete line of banking, investment, insurance and trust solutions through its subsidiaries - Peoples Bank and Peoples Insurance Agency, LLC. Peoples’ common shares are traded on the NASDAQ Global Select Market® under the symbol “PEBO”, and Peoples is a member of the Russell 3000 index of US publicly-traded companies. Learn more about Peoples at www.peoplesbancorp.com.

About NB&T Financial Group, Inc.:

NBTF is a financial holding company headquartered in Wilmington, Ohio, with approximate assets of $652 million as of June 30, 2014. NBTF provides a complete range of banking and other financial services to consumers and businesses through its wholly owned subsidiary, The National Bank and Trust Company. The National Bank and Trust Company operates 22 banking offices in Brown, Clermont, Clinton, Highland, Montgomery, and Warren counties.

Safe Harbor Statement:

Statements made in this news release that are not historical facts are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. These statements are subject to certain risks and uncertainties including, but not limited to, the successful completion and integration of the transaction contemplated in this release, which includes the retention of the acquired customer relationships, adverse changes in economic conditions, the impact of competitive products and pricing and the other risks set forth in the Company’s filings with the SEC. As a result, actual results may differ materially from the forward-looking statements in this news release.

Peoples encourages readers of this news release to understand forward-looking statements to be strategic objectives rather than absolute targets of future performance. The Company undertakes no obligation to update these forward-looking statements to reflect events or circumstances after the date of this news release or to reflect the occurrence of unanticipated events, except as required by applicable legal requirements. Copies of documents filed with the SEC are available free of charge at the SEC’s website at http://www.sec.gov and/or from Peoples’ website.

END OF RELEASE